ARTICLES OF AMENDMENT

Article I.  Name
----------------

The name of this Florida Corporation is Demco Industries,
Inc.


Article II.  Amendment
----------------------

The Articles of Incorporation of the Corporation are amended so that the name of the Corporation is changed from Demco
Industries, Inc. to BioKey Identification Inc.


Article III. Date Amendment Adopted
-----------------------------------

The amendment set forth in these Articles of Amendment was adopted on the date shown below.


Article IV. Shareholder Approval of Amendment
---------------------------------------------

The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.

The undersigned executed this document on the date shown below.




Demco Industries, Inc.

By: /s/V. Cine
   _________________________________________________
       by V. Cine as attorney-in-fact

Name: J P HINES
     -----------------------------------------------
Title:   Director
     -----------------------------------------------

Date:   August 5, 2004
     -----------------------------------------------



Corporate Creations International Inc.
941 Fourth Street
Miami FL 33139
(305) 672-0686



H04000161228